EXHIBIT 99.1

For more information, please contact:
     Hugh W. Mohler, Chairman & President                          410-427-3707
     Mark A. Semanie, Executive Vice President & CFO               410-427-3715

               BAY NATIONAL CORPORATION CONTINUES GROWTH MOMENTUM

BALTIMORE, MD (February 4, 2003) Bay National Corporation (OTCBB: BANI), parent company of Bay National Bank, today reported solid growth for the quarter and year ended December 31, 2002. Total assets reached $84.6 million at December 31, 2002, as compared to $47.0 million at December 31, 2001, an increase of 80%. The loan portfolio, net of allowance for loan losses, increased 89% to $67.2 million at year-end 2002, from the previous year's figure of $35.4 million. Total deposits at December 31, 2002 were $76.1 million, an increase of 99% over the $38.1 million reported December 31, 2001.

Hugh W. Mohler, Chairman, President & CEO, commented, "We are pleased to report such strong loan and deposit growth and equally excited about the prospects for Bay National's future. The decision during 2002 to bring on board such key people as Senior Vice President Mike Bloxham, and Vice Presidents Chuck Fleury, Curt Heinfelden, Maxie Hoen and Greg Olinde has strengthened us immeasurably. Their combined experience and knowledge of the marketplace has extended our capabilities and contributed greatly to our growth."

"We have worked extremely hard over the past two years in building a strong foundation and broadening our market leadership. We believe Bay National Bank now occupies a unique place in the market. We are positioned between much larger banks, whose size and bureaucracy prevent them from delivering exceptional customer service, and much smaller community banks, who cannot deliver the full range of products and services sought by professionals and growing businesses," Mohler stated.

For the quarter ended December 31, 2002, the Company recorded a loss of 12 cents per diluted share, or $150,000, a solid improvement from the year-ago quarterly loss of 34 cents per diluted share. The current quarterly loss includes a provision for credit losses of $114,000 in order to prudently increase reserves consistent with the strong growth of the loan portfolio. Credit quality remains sound with no non-performing assets at year-end. "I am particularly delighted with our strong asset quality, especially during such a challenging economic year," Mohler remarked. "Year-to-date, the company incurred a net loss of $992,000, or 80 cents per share, as compared to the net loss of $1.6 million, or $1.30 per share, for the year ended December 31, 2001," Mohler stated. "Since our start-up in 2000," Mohler added, "we have remained on plan to cross over into profitability in 2003."

"Throughout the economic and geopolitical uncertainties of the past few years, one thing has become crystal clear. In an insecure world, people value stability and integrity. Bay National Bank was founded on these principles," Mohler concluded.

Bay National Bank focuses on filling the void left behind as the once-fragmented U.S. banking industry continues its persistent and unprecedented bank merger and acquisition activity. Bay National Corporation's two full-service banking operations, in North Baltimore and Salisbury, Maryland, offer a broad range of commercial, private, cash management, retail, and mortgage banking services to small and middle market businesses, professional service firms, entrepreneurs and successful individuals. Its focus is unparalleled service delivered with a high degree of respect and integrity.


The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws. Such statements, regarding Bay National Corporation's anticipated future results of operations, are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, changes in interest rates, deposit flows, loan demand and real estate values; as well as changes in economic, competitive, governmental, regulatory, technological and other factors which may affect Bay National Corporation specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. Bay National Corporation will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to the Bay National Corporation reports filed with the U.S. Securities and Exchange Commission and available at their web site www.sec.gov.

SELECTED UNAUDITED FINANCIAL DATA
AS OF DECEMBER 31, 2002 and 2001
(dollars in thousands, except per share data)

                                                                                        2002             2001
Total assets                                                                       $      84,609     $     47,026
Cash and due from banks                                                                      363            3,065
Federal funds sold and other overnight investments                                        11,753            6,488
Loans held for sale                                                                        2,819              682
Investment securities available for sale                                                     948           -
Federal Reserve Bank stock                                                                   276              276
Federal Home Loan Bank stock                                                                  80           -
Loans, net                                                                                67,227           35,415
Deposits                                                                                  76,079           38,139
Short-term borrowings                                                                        507           -
Stockholders' equity                                                                       7,610            8,602

Common shares outstanding                                                              1,242,020        1,242,020
Book value per share                                                               $        6.13     $       6.93
Ratio of interest earning assets to interest
     bearing liabilities                                                                  127.68%          134.86%
Stockholders' equity as a percentage of assets                                              8.99%           18.29%


SELECTED UNAUDITED FINANCIAL RATIOS
FOR THE YEARS ENDED DECEMBER 31, 2002 and 2001

Weighted average yield/rate on:                                                          2002           2001
Loans                                                                                    6.52%          7.38%
Investments and interest bearing cash balances                                           1.43%          3.85%
Deposits and short-term borrowings                                                       2.84%          3.70%
Net interest spread                                                                      2.85%          2.31%
Net interest margin                                                                      3.46%          3.58%

SELECTED UNAUDITED OPERATIONAL DATA
FOR THE PERIODS ENDED DECEMBER 31, 2002 and 2001
(dollars in thousands, except per share data)

                                                         Three Months Ended                  Year Ended
                                                            December 31                     December 31
                                                        2002            2001           2002              2001
Interest income                                    $       1,087    $        587  $        3,486     $      1,882
Interest expense                                             426             269           1,367              760
Net interest income                                          661             318           2,119            1,122
Provision for credit losses                                  114             144             405              377
Net interest income after provision for credit               547             174           1,714              745
     losses
Non-interest income                                          217              86             718              271
Non-interest expenses                                        914             677           3,424            2,632
Loss before income taxes                                    (150)           (417)           (992)          (1,616)
Income taxes                                             -                -              -                 -
Net loss                                           $        (150)   $       (417) $         (992)    $     (1,616)




PER COMMON SHARE
Basic and diluted net loss per share               $        (.12)   $       (.34) $         (.80)    $      (1.30)
Average shares outstanding (Basic and Diluted)         1,242,020       1,242,020       1,242,020        1,242,020

STOCK PRICE
     High                                          $        8.60    $       7.33  $         8.60     $       9.00
     Low                                           $        7.00    $       7.00  $         6.70     $       6.05
     Close                                         $        8.10    $       7.00  $         8.10     $       7.00